UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, TX 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, Energy Transfer Equity, L.P. (the “Partnership”) announced that Thomas E. Long will replace Jamie Welch as Group Chief Financial Officer of LE GP, LLC (the “Company”), the general partner of the Partnership. Mr. Long, age 59, currently serves as the Chief Financial Officer of Energy Transfer Partners, L.L.C. (“ETP LLC”), which owns the general partner of Energy Transfer Partners, L.P. (“ETP”), a role he has held since April 2015. Prior to that, Mr. Long served as the Executive Vice President and Chief Financial Officer of Regency Energy Partners LP from November 2010 to April 2015. The Partnership owns a 100% interest in ETP LLC.

In his new role, Mr. Long will be responsible for all financial aspects of the entire family of partnerships under ETE, including ETP, Sunoco Logistics Partners L.P. (“SXL”) and Sunoco LP (“SUN”).

There are no arrangements or understandings between Mr. Long and any other person(s) pursuant to which Mr. Long was selected as Group Chief Financial Officer. There are no existing relationships between Mr. Long and the Company, the Partnership, ETP or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By: LE GP, LLC, its general partner

Date: February 5, 2016	/s/ John W. McReynolds John W. McReynolds President